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                                                                   EXHIBIT 10.80

                           LOAN AND SECURITY AGREEMENT


            This Agreement is between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower.

SECTION 1.   PARTIES

1.1 The "Borrower" is the person, firm, corporation or other entity identified in Section 10.5(C) and its successors and assigns. If more than one Borrower is specified in Section 10.5(C), all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each.

1.2 The "Lender" is THE CIT GROUP/CREDIT FINANCE, INC. and its agents, designees, representatives, successors and assigns.


SECTION 2.   LOANS AND OTHER CREDIT ACCOMMODATIONS

2.1 Revolving Loans. Lender shall, subject to the terms and conditions contained herein, make revolving loans to Borrower ("Revolving Loans") in amounts requested by Borrower from time to time, but not in excess of the Net Availability existing immediately prior to the making of the requested Revolving Loan and provided the requested Revolving Loan would not cause the outstanding Obligations to exceed the Maximum Credit.

                        (a) The "Maximum Credit" is set forth in Section
10.1(A).

                        (b) The "Gross Availability" is at any time (i) the product of the outstanding amount of Eligible Accounts, multiplied by the Eligible Accounts Percentage set forth in Section 10.1(B), plus: (ii) the product obtained by multiplying the Eligible Inventory Percentage set forth in
Section 10.1(B) by the values (as determined by Lender based on the lower of cost or market) of Eligible Inventory, but the amount so added shall not exceed any sublimits set forth in Section 10.1(C).

                        (c) The "Net Availability" shall be calculated at any time as an amount equal to the Gross Availability minus the aggregate amount of all then-outstanding Obligations to Lender.


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                        (d) "Eligible Accounts" are accounts created by Borrower
or Ride Canada, Inc. ("Ride Canada") in the ordinary course of the respective businesses of such entities which are and remain acceptable to Lender for lending purposes. General criteria for Eligible Accounts are set forth below but may be revised from time to time by Lender, in its reasonable credit judgment, on fifteen (15) days' prior written notice to Borrower. Lender shall, in general, deem and continue to deem accounts to be Eligible Accounts if: (1) such accounts arise from bona fide completed transactions and have not remained unpaid for more than the number of days after the invoice date set forth in
Section 10.1(D); (2) the amounts of the accounts reported to Lender are absolutely owing to Borrower or Ride Canada and payment is not conditional or contingent, (such as consignments, guaranteed sales or right of return or other similar terms); (3) the account debtor's chief executive office or principal place of business is located in the United States or, only in the case of accounts owing to Ride Canada, Canada; (4) such accounts do not arise from progress billings, retainages or bill and hold sales; (5) there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto and there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof; (6) the goods giving rise thereto were not at the time of the sale subject to any liens except those permitted in this Agreement; (7) such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise, provided that this clause (7) shall not render ineligible accounts owing to Borrower by Global Sports or Lamar Snowboards based upon Jamie Salter's being an officer of such account debtors; (8) there has been compliance with the Assignment of Claims Act or similar State or local law, if applicable, if the account debtor is the United States or any domestic governmental unit; (9) Borrower has delivered to Lender such documents as Lender may have requested pursuant to Section 5.9 hereof in connection with such accounts and Lender shall have received verifications of such accounts, satisfactory to it, if sent to the account debtors or any other obligors or any bailees pursuant to Section 5.5 hereof; (10) there are no facts known by Borrower, Ride Canada or Lender existing or threatened which might result in any adverse change in the account debtor's financial condition; (11) accounts owed by an account debtor and its affiliates do not represent more than twenty percent (20%) of all otherwise Eligible Accounts (the amount exceeding twenty percent (20%) shall not be eligible); (12) not more than fifty percent (50%) of the accounts of an account debtor or its affiliates owed to Borrower or Ride Canada are more than the number of days set forth in Section 10.1(D); (13) such accounts are owed by account debtors whose total indebtedness to Borrower or Ride Canada does not exceed the amount of any customer credit limits as established from time to time on notice to Borrower or Ride Canada (the amount exceeding the credit limit shall not be eligible); and (14) such accounts are owed by account debtors deemed creditworthy at all times by Lender.



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                        (e) "Eligible Inventory" is finished goods inventory for
the current or subsequent model year owned by Borrower or Ride Canada which is and remains acceptable to Lender for lending purposes and is located at one of the addresses set forth in Section 10.5(E). "In-transit" inventory may also qualify as Eligible Inventory if it satisfies the foregoing requirements and, in addition, is subject to transit and delivery terms acceptable to Lender, including without limitation, such matters as insurance, purchase orders and title documents, and shipping delivery dates and locations.

                        (f) Lender shall have a continuing right to reduce the Gross Availability by implementing Reserves ("Reserves"), and to increase and decrease such Reserves from time to time, if and to the extent that, in Lender's sole judgment, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have an adverse effect on any Collateral. Without limiting the generality of the foregoing, if Lender provides Borrower with accommodations consisting of letters of credit, Lender will reduce Gross Availability as follows:

                                (i) for commercial letters of credit for the purchase of Eligible Inventory, Gross Availability will be reduced by an amount equal to the product of (A) 45% and (B) the cost of such Eligible Inventory, plus duty and freight; and

                                (ii) for standby letters of credit, Gross
        Availability will be reduced by an amount equal to 100% of the face amount of each such letter of credit.

                (g) If a voluntary or involuntary petition under the Bankruptcy Code is filed against the Borrower, then Lender need not make Revolving Loans.

                (h) Revolving Loans will not at any time exceed the Gross Availability (as it may be reduced by any applicable reserve) unless Lender has consented.

2.2         Term Loan.  Intentionally Deleted.

2.3         Accommodations.

                (a) Subject to the terms and conditions contained herein, Lender may in its sole discretion, issue or cause to be issued, from time to time at Borrower's request and on terms and conditions and for purposes satisfactory to Lender, credit accommodations consisting of letters of credit, bankers' acceptances, merchandise purchase guaranties or other guaranties or indemnities for Borrower's account ("Accommodations"). Borrower shall

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execute and perform additional agreements relating to the Accommodations in form and substance acceptable to Lender and the issuer of any Accommodations, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any affiliate of Lender in connection with the Accommodations shall constitute additional Revolving Loans to Borrower.

                (b) In addition to the fees and costs of any issuer in connection with issuing or administering Accommodations, Borrower shall pay monthly to Lender, on the first day of each month, a charge on the face amount of all outstanding Accommodations computed daily from the date of issuance until termination or payment, at the rate set forth in Section 10.3A(A) (the "Accommodation Charges").

                (c) No Accommodation will be issued unless the full amount of the Accommodation requested plus fees and costs for issuance, is less than the Net Availability existing immediately prior to the issuance of the requested Accommodations, or if the requested Accommodation would cause the sum of the outstanding Obligations to exceed the Maximum Credit, or cause the sum of the open amount of Accommodations to exceed, at any time, the Accommodation sublimit set forth in Section 10.3A(B).

                (d) All indebtedness, liabilities and obligations of any sort whatsoever, however arising, whether present or future, fixed or contingent, secured or unsecured, due or to become due, paid or incurred, arising or incurred in connection with any Accommodation shall be included in the term "Obligations", as defined herein, and shall include, without limitation, (i) all amounts due or which may become due under any Accommodation, (ii) all amounts charged or chargeable to Borrower or to Lender by any bank, other financial institution or correspondent bank which opens, issues or is involved with such Accommodations; (iii) Lender's Accommodation Charges and all fees, costs and other charges of any issuer of any Accommodation; and (iv) all duties, freight, taxes, costs, insurance and all such other charges and expenses which may pertain directly or indirectly to any Obligations or Accommodations or to the goods or documents relating thereto.

                (e) Borrower unconditionally agrees to indemnify and hold Lender harmless from any and all loss, claim or liability (including reasonable attorneys' fees) arising from any transactions or occurrences to any Accommodation established or opened for Borrower's account, the Collateral relating thereto and any drafts or acceptance thereunder, including any such loss or claim due to any action taken by an issuer of any Accommodation. Borrower further agrees to indemnify and hold Lender harmless for any errors or omissions in connection with the Accommodations, whether caused by Lender, by the issuer of any Accommodation or otherwise. Borrower's unconditional obligation to indemnify and hold


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Lender harmless under this provision shall not be modified or diminished for any reason or in any manner whatsoever, except for Lender's wilful misconduct. Borrower agrees that any charges made to Lender by any issuer of any Accommodation shall be conclusive on Borrower and may be charged to Borrower's account.

                (f) Lender shall not be responsible for: the conformity of any goods to the documents presented; the validity or genuineness of any documents; delay, default, or fraud by Borrower or shipper and/or anyone else in connection with the Accommodations or any underlying transaction.

                (g) Borrower agrees that any action taken by Lender, if taken in good faith, or any action taken by an issuer of any Accommodation, under or in connection with any Accommodation, shall be binding on Borrower and shall not create any resulting liability to Lender. In furtherance thereof Lender shall, upon an Event of Default or if Lender is directly collecting the accounts pursuant to Section 5.5, have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute for Borrower's account any and all applications for steamship or airway guarantees, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications or Accommodations. All of the foregoing actions may be taken in Lender's sole name, and the issuer thereof shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Lender, all without notice to or any consent from Borrower. None of the foregoing actions described in this subsection (g) may be taken by Borrower without Lender's express written consent.

SECTION 3.  INTEREST AND FEES

3.1         Interest.

                (a) Interest on the Revolving Loans shall be payable by Borrower on the first day of each month, calculated upon the closing daily balances in the loan account of Borrower for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate in Section 10.3(A). The Interest Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate (as defined below), effective as of the date of each such change. On and after any Event of Default or termination or non-renewal hereof, interest on all unpaid Obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the Interest Rate otherwise payable until


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such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand. Interest shall in no month be less than the Interest Rate multiplied by the Minimum Borrowing set forth in Section 10.1(E). In no event shall charges constituting interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto.

  The "Prime Rate" is the rate of interest publicly announced by The Chase Manhattan Bank in New York, New York, or its successors and assigns from time to time as its prime rate.

3.2         Fees.       Borrower shall pay to Lender:

                (a) Closing Fee. At closing a Closing Fee in the amount set forth in Section 10.3(C).

                (b) Facility Fee. A Facility Fee (fully earned at closing or the beginning of any renewal term) payable in installments at each anniversary of closing or renewal term as set forth in Section 10.3(D).

                (c) Collateral Handling Fee. At closing and on each anniversary of closing, including each anniversary occurring during any renewal term, a Collateral Handling Fee (fully earned at closing and on each anniversary date) in the amount set forth in Section 10.3(E).

                (d) Unused Line Fee. Intentionally Omitted.

SECTION 4.  GRANT OF SECURITY INTEREST

4.1 Grant of Security Interest. To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon, and a right of setoff against, and Borrower hereby assigns and pledges to Lender, all of the Collateral, including any Collateral not deemed eligible for lending purposes.

4.2 "Obligations" shall mean any and all Revolving Loans, Accommodations and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest,

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        charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing.

4.3     "Collateral" shall mean all of the following property of Borrower:

                (a) All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of all: accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; investment property; general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment and fixtures); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Borrower or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

                (b) All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of goods, including, but not limited to:

                        (i) All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Borrower's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof;

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                        (ii) All equipment and fixtures, wherever located,
whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto; and

                        (iii) All consumer goods, farm products, crops, timber, minerals or the like (including oil and gas), wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;

                (c) All now owned and hereafter acquired right, title and interests of Borrower in, to and in respect of any personal property in or upon which Borrower has or may hereafter have a security interest, lien or right of setoff;

                (d) All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Borrower, any computer service bureau or other third party; and

                (e) All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

SECTION 5.   COLLECTION AND ADMINISTRATION

5.1 Collections. Borrower will, at Borrower's expense and in the manner requested by Lender from time to time, direct that all remittances and all other proceeds of accounts and other Collateral be sent to a lock box designated by Lender, and deposited into a bank account selected by Lender with acceptable arrangements with the bank providing among other things, that following the occurrence of an Event of Default all funds deposited in the bank account shall be transferred solely to Lender. Borrower shall bear all risk of loss of any funds deposited into such account. In connection therewith, Borrower shall execute such lock box and bank account agreements as Lender shall specify. Any collections or other proceeds received by Borrower shall be held in trust for Lender and Borrower shall cause all such collections or other proceeds to be remitted immediately to Lender in kind.

        Borrower will cause Ride Canada to collect all of Ride Canada's accounts and other proceeds of Collateral and promptly deposit such collections and proceeds in a bank account selected by Lender with arrangements with such bank that Ride Canada will have

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access and control of such account but that upon notice by Lender to the bank of an occurrence of an Event of Default, Ride Canada shall have no right of withdrawal or use of any funds in such account and all funds at any time deposited in such account shall be promptly transferred and deposited into a bank account maintained in the name of Lender. Borrower shall cause Bank Canada to execute such bank account agreements relating to the foregoing as Lender shall specify. Bank Canada shall also acknowledge and agree that following an Event of Default any collections of accounts or other proceeds shall be held in trust for Lender and be immediately deposited into the above account or be remitted to Lender.

5.2 Charges to Loan Account. At Lender's option, all payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and Borrower, may be charged on the date when due, as principal to any loan account of Borrower maintained by Lender. Interest, fees for Accommodations and any other amounts payable by Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

5.3         Payments.

                (a) All Obligations shall be payable at Lender's Office set forth in Section 10.5(A) or at Lender's bank designated in Section 10.5(B) or at such other bank or place as Lender may expressly designate from time to time for purposes of this Section. All payments due under this Agreement, all loans and Accommodations to be provided by Lender to Borrower hereby, all determinations of the amount of Eligible Accounts and the value of Eligible Inventory, and all other calculations and transactions contemplated under this Agreement will be in United States Dollars. Lender shall apply all proceeds of accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Revolving Loans or to any other Obligations then due, in whatever order or manner Lender shall determine.

                (b) For purposes of determining Gross Availability and Net Availability and for the calculation of the Minimum Borrowing, remittances and other payments will be treated as credited to the loan account of Borrower maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's bank, subject to final payment and collection. In computing interest charges, the loan account of Borrower will be credited with remittances


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and other payments for the number of days set forth in Section
10.3(B) after the day Lender has received advice of receipt of remittances in Lender's account at Lender's Bank. For purposes of this Agreement, "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which Lender or banks located in states where Lender has its offices, are authorized to close.

5.4 Loan Account Statements. Lender shall render to Borrower monthly a loan account statement. Each statement shall be considered correct and binding upon Borrower as an account stated, except to the extent that Lender receives, within sixty (60) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

5.5 Direct Collections. Lender may, at any time, (a) notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrower or Ride Canada, as applicable, and that payment thereof is to be made to the order of and directly to Lender, (b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification by telephone, in writing or otherwise of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto, (c) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof, (d) take or bring, in the name of Lender or Borrower or Ride Canada, as applicable, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (e) after an Event of Default, change the address for delivery of mail to Borrower or to Ride Canada, as applicable, and to receive and open mail addressed to Borrower or to Ride Canada, as applicable, and (f) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations. At Lender's request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender .

5.6 Attorney-in-Fact. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact and authorizes Lender at Borrower's sole expense, to exercise at any times in Lender's discretion all or any of the powers necessary for Lender to obtain information about the Collateral or to enforce Lender's rights.

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5.7     Liability. Borrower hereby releases and exculpates Lender, its officers and employees from any liability arising from any acts under this Agreement or in furtherance thereof, including, without limitation, from liability for any withholding taxes imposed by any Province of Canada, except for gross negligence or willful misconduct. Lender will not have any liability to Borrower for lost profits or other special or consequential damages.

5.8 Administration of Accounts. After written notice by Lender to Borrower or without notice after an Event of Default, Borrower shall not, and shall not permit Ride Canada to: (a) amend, modify, settle or compromise any of the accounts or any other Collateral which includes a monetary obligation, (b) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or (c) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral.

5.9 Documents. Borrower shall deliver to Lender, as Lender may request, all documents, schedules, invoices, proofs of delivery, purchase orders, statements, contracts and all other information evidencing or relating to the Collateral, in form and substance satisfactory to Lender and duly executed by Borrower or Ride Canada, as applicable. Without limiting the provisions of Section 5.5, Borrower's or Ride Canada's, as applicable, granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrower under this Agreement. Any documents, schedules, invoices or other paper delivered to Lender by Borrower may be destroyed or otherwise disposed of by Lender six (6) months after receipt by Lender, unless Borrower requests their return in writing in advance and makes prior arrangements for their return at Borrower's expense.

5.10 Access. Lender shall have access, prior to an Event of Default during reasonable business hours and on or after an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting or copying the Collateral, and all Borrower's or Ride Canada's, as applicable, books and records. Lender, at no charge, may use such of Borrower's or Ride Canada's, as applicable, personnel, equipment, including computer equipment, programs, printed output and computer


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        readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower.

5.11 Environmental Audits. From time to time, but not more frequently than semi-annually (provided Borrower is not in default) as requested by Lender, at the sole expense of Borrower, Borrower shall provide Lender, or its designee, complete access to all of Borrower's facilities for the purpose of conducting an environmental audit of such facilities as Lender may deem necessary.

SECTION 6.  ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Borrower hereby represents, warrants and covenants to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to
Borrower:

6.1     Financial and Other Reports.

                (a) Borrower shall keep and maintain its books and records in accordance with generally accepted accounting principles, consistently applied. Borrower shall, at its expense on or before Wednesday of each week, deliver to Lender true and complete weekly inventory reports for Borrower and Ride Canada relating to the prior week. Borrower shall, at its expense, deliver to Lender:
(i) true and complete agings of its and Ride Canada's accounts receivable and accounts payable on or before the tenth (10th) day of each month relating to the prior month; (ii) weekly perpetual inventory reports on finished goods for Borrower and Ride Canada; (iii) monthly inventory reports covering Borrower's and Ride Canada's respective raw materials and work in process by location on or before the thirtieth (30th) day of each month relating to the prior month, and
(iv) internally prepared interim financial statements on or before the thirtieth
(30th) day of each month relating to the prior month. Annually, Borrower shall deliver audited consolidated financial statements of Borrower accompanied by the report and opinion thereon of independent certified public accountants acceptable to Lender, as soon as available, but in no event later than ninety
(90) days after the end of Borrower's fiscal year. Concurrent with the delivery to Lender of such audited consolidated financials, Borrower shall deliver to Lender internally prepared consolidating financial statement (which shall be consistent with the audited statements).

Borrower shall provide cash flow projections in a format and at such intervals as may be acceptable to Lender. All of the foregoing shall be in such form and together with such information with respect to the business of Borrower, Ride Canada or any guarantor, as Lender may in each case request.

                (b) Borrower shall deliver to Lender promptly upon Borrower's filing thereof, copies of all reports to or other documents filed by Borrower with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the regulations promulgated thereunder, and all reports, notices, or statements sent or received by Borrower to or from the holders of any equity interests of Borrower (other than routine non-material correspondence sent to Borrower by shareholders of Borrower) or of any debt for borrowed money of Borrower registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

6.2 Trade Names. Borrower and Ride Canada may from time to time render invoices under Borrower's and Ride Canada's trade names set forth in
        Section 10.5(g) and, Borrower represents that: (a) each trade name does not refer to another corporation or other legal entity, (b) all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by Borrower or Ride Canada and (c) Lender may receive, endorse and deposit to any loan account of Borrower maintained by Lender all checks or other remittances made payable to any trade name of Borrower or Ride Canada representing payment with respect to such sales or services.

6.3 Losses. Borrower shall promptly notify Lender in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to a material portion of the Collateral or which may result in any material adverse change in Borrower's or Ride Canada's business, assets, liabilities or condition, financial or otherwise.

6.4 Books and Records. Borrower's and Ride Canada's books and records concerning accounts and the respective chief executive offices of Borrower and Ride Canada are and shall be maintained only at the address set forth in Section 10.5(d) and (e). Borrower's and Ride Canada's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in Section 10.5(f) hereof, except Borrower or Ride Canada may change such locations or open a new place of business after thirty (30) days prior written notice to Lender. Borrower shall execute and deliver or cause Ride Canada to execute and deliver to Lender such financing statements, amendments, financing documents and security and other agreements as Lender may reasonably require.

6.5 Title. Borrower or Ride Canada has and at all times will continue to have good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except in favor of Lender, Permitted Liens, and those, if any set forth on Schedule A hereto. For purposes of this Section 6.5, the term "Permitted Liens" means:

                (a) Liens for taxes not delinquent or statutory liens for taxes in an amount not to exceed $250,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on Borrower's books and records and a stay of enforcement of any such lien is in effect;

                (b) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder or any environmental protection statute) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                (c) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like individuals or entities, provided that if any such lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $50,000 in the aggregate; and

                (d) Judgment and other similar liens arising in connection with court proceedings to the extent the attachment or enforcement of such liens would not result in an Event of Default hereunder.

6.6 Disposition of Assets. Borrower shall not, without Lender's prior written consent, directly or indirectly, or permit Ride Canada, directly or indirectly, to: (a) sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral or any material portion of its other assets (other than sales of inventory to buyers in the ordinary course of business) or (b) consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Borrower or Ride Canada or (c) form or acquire any interest in any firm, corporation or other entity.

6.7 Insurance. Borrower shall at all times maintain, with financially sound and reputable insurers, adequate insurance (including, without limitation, at the option of Lender, earthquake and flood insurance) with respect to the Collateral and other assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Lender may obtain at Borrower's expense, any such insurance should Borrower fail to do so and adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Borrower shall provide evidence of such insurance and a lender's loss payable endorsement satisfactory to Lender. Borrower shall deliver to Lender, in kind, all instruments representing proceeds of insurance received by Borrower. Lender may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations in any order or manner as Lender determines.

6.8 Compliance With Laws. Borrower is and at all times will continue to be, and Borrower shall cause Ride Canada at all times to be, in compliance with the requirements of all material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to income, withholding (including any applicable Canadian withholding laws), excise, property and social security taxes, minimum wages, employee retirement and welfare benefits, employee health and safety, or environmental matters) and all material agreements or other instruments binding on Borrower or Ride Canada or any of their property. Borrower shall pay and discharge, and shall cause Ride Canada to pay and discharge, all taxes, assessments and governmental charges against Borrower, Ride Canada or any Collateral when due, unless the same are being contested in good faith. Lender may establish Reserves for the amount contested and penalties which may accrue thereon.

6.9 Accounts. With respect to each account deemed an Eligible Account, except as reported in writing to Lender, Borrower has no knowledge that any of the criteria for eligibility are not or are no longer satisfied and the eligibility criteria will continue to be satisfied. All statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all respects what they purport to be.

6.10 Equipment. With respect to Borrower's equipment, Borrower shall keep the equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

6.11    Financial Covenants. Intentionally omitted.

6.12 Affiliated Transactions. Borrower will not, directly or indirectly: (a) lend or advance money or property to, guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any person, firm, corporation or other entity; or (b) declare, pay or make any dividend (other than regularly-scheduled, but not accelerated or prepaid dividends on Borrower's shares of Class A and Class B Preferred Stock), redemption or other distribution on account of any shares of any class of stock of Borrower now or hereafter outstanding; or (c) make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder, or affiliate of Borrower; or (d) make any loans or advances to any officer, director, employee, shareholder or affiliate of Borrower, (e) enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of Borrower.

6.13 Fees and Expenses. Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defense asserted by Lender or claims or defense against Lender asserted by Borrower, any guarantor or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender or any guarantor and Lender, including, but not limited to the following, whether incurred before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower or any guarantor under the United States Bankruptcy Code or any similar statute: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report, audit or survey and search fees; (c) all fees as then in effect relating to the wire transfer of loan proceeds and other funds and fees then in effect for returned checks and credit reports; (d) all expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations including field examiner travel, food and lodging, plus a per diem charge at the rate set forth in Section 10.3(G) for Lender's examiners in the field and office; and (e) the costs, disbursements and fees of in-house and outside counsel to Lender, including but not limited to such fees and disbursements incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding or litigation between the parties hereto, any third party and in any appeals arising therefrom.

6.14 Further Assurances. At the request of Lender, at any time and from time to time, at Borrower's sole expense, Borrower shall execute and deliver or cause Ride Canada or any other party to execute and deliver to Lender, such agreements, documents and instruments, including waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees, and do or cause to be done such further acts as Lender, in its discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Borrower hereby authorizes Lender to file financing statements or amendments against Borrower in favor of Lender with respect to the Collateral, without Borrower's signature and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Borrower.

6.15 Environmental Condition. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency any action or omission by Borrower resulting in the releasing, or otherwise exposing of hazardous waste or hazardous substances into the environment. Borrower is and will continue to be in compliance (in all material respects) with all statutes, regulations, ordinances and other legal requirements pertaining to the production, storage, handling, treatment, release, transportation or disposal of any hazardous waste or hazardous substance.

6.16 Year 2000 Compliance. The Borrower shall take all action necessary to assure that its and Ride Canada's computer-based systems are able to effectively process data including dates and date sensitive functions. The Borrower represents and warrants that the Year 2000 problem, as it relates to its and Ride Canada's computer based systems will not result in a material adverse effect on the Borrower's or Ride Canada's business condition. Upon request, the Borrower shall provide assurance acceptable to the Lender that the Borrower's and Ride Canada's computer systems and software are or will be Year 2000 compliant on a timely basis. The Borrower shall immediately advise Lender in writing of any material changes in the Borrower's or Ride Canada's Year 2000 plan, timetable or budget.

6.17 State of Incorporation. If Borrower is a corporation, it is duly organized, existing and in good standing under the laws of the state set forth in Section 10.5(h).

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES

7.1 Events of Default. All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination or non-renewal of this Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "EVENTS OF DEFAULT":

                (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms of this Agreement or any other existing or future financing, security or other agreement between Borrower and Lender or any affiliate of Lender;

                (b) Any representation, warranty or statement of fact made by Borrower to Lender in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any affiliate of Lender, shall prove inaccurate or misleading;

                (c) Any guarantor revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any affiliate of Lender;

                (d) Any judgment or judgments aggregating in excess of the amount set forth in Section 10.5(i) or any injunction or attachment is obtained against Borrower or any guarantor, which remains unstayed for a period of ten
(10) days or is enforced;

                (e) Borrower or any guarantor dies or ceases to exist or the usual business of Borrower or any guarantor ceases or is suspended;

                (f) Any change in the controlling ownership of Borrower;

                (g) Borrower or any guarantor becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

                (h) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower or any guarantor;

                (i) The indictment or threatened indictment of Borrower or any guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such guarantor which Lender believes may have a material adverse effect on the Collateral or Borrower's business;

                (j) Any default or event of default occurs on the part of Borrower under any material agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound;

                (k) Lender in good faith believes that either (i) the prospect of payment or performance of the Obligations is impaired or (ii) the Collateral is not sufficient to secure fully the Obligations; or

                (l) Any material change occurs in the nature or conduct of Borrower's business.

7.2 Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Lender shall have all rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waiveable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (c) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (e) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

7.3 Application of Proceeds. Lender may apply the cash proceeds of Collateral other than accounts actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

7.4 Lender's Cure of Third Party Agreement Default. Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

SECTION 8.  JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND CONSENTS

8.1 JURY TRIAL WAIVER. BORROWER AND LENDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT WILL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

8.2 Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

8.3 Jurisdiction. Borrower hereby irrevocably submits and consents to the nonexclusive jurisdiction of the State and Federal Courts located in the State in which the office of Lender designated in Section 10.5(a) is located and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Lender designated in Section 10.5(a) is located and Borrower waives any objection based on FORUM NON CONVENIENS and any objection to venue in connection therewith.

8.4 No Waiver by Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

SECTION 9.  TERM OF AGREEMENT; MISCELLANEOUS

9.1 Term. This Agreement shall only become effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect for a term set forth in Section 10.6 from the date hereof and shall be deemed automatically renewed, based upon all of the terms and provisions of this Agreement, for successive terms of equal duration thereafter unless terminated as of the end of the initial or any renewal term (each a "TERM") by either party giving the other written notice at least sixty (60) days' prior to the end of the then current Term.

9.2 Early Termination. Borrower may also terminate this Agreement by giving Lender at least thirty (30) days prior written notice and payment in full of all of the Obligations as provided herein, including the Early Termination Fee, unpaid Facility Fee and any other fees. Thirty days after receipt of such early termination notice, Lender need not make any further loans or accommodations. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, Borrower shall pay Lender forthwith, in full, payment in all Obligations, including the Early Termination Fee, unpaid Facility Fee and any other fees. In view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, the Early Termination fee shall be the percentage of the Maximum Credit set forth in Section 10.3(h). Provided no Event of Default has occurred and is continuing at the time of Lender's receipt and satisfactory review of Borrower's March 31, 1999 financial statement and reports, Lender agrees, upon written request of Borrower given to Lender on or before delivery of such financials, to negotiate with Borrower an increase in the Maximum Credit and a decrease in the

        Interest Rate. If Borrower and Lender are unable to reach a mutually satisfactory agreement, Borrower may, at its option but upon written notice provided at least 30 days prior to the first anniversary of the closing, terminate this Agreement on the first anniversary date, and shall pay in full all of the outstanding Obligations plus a ---- termination fee equal to one percent (1%) of the then Maximum Credit. All other fees required to be paid as described above, including but not limited to any unpaid Facility Fee, Collateral Handling Fee or Early Termination Fee, shall be waived.

9.3 Termination Indemnity Deposit. Upon termination of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open Accommodations or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

9.4 Notices. Except as otherwise provided, all notices, requests and demands hereunder shall be (a) made to Lender at its address set forth in
        Section 10.5(A) and to Borrower at its chief executive office set forth in Section 10.5(D), or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy (fax), immediately upon receipt; if by overnight delivery service, one day after dispatch; and if by first class or certified mail, three (3) days after mailing.

9.5 Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

9.6 Entire Agreement; Amendments; Assignments. This Agreement contains the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable nor inure to the successors and assigns of Borrower.

9.7 Discharge of Borrower. No termination of this Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full, including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Lender in and upon all then existing and thereafter-arising or acquired Collateral and all warranties and waivers of Borrower.

9.8 Usage. All terms used herein which are defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the office of Lender set forth in Section 10.5(A) below is located.


SECTION 10.  ADDITIONAL DEFINITIONS AND TERMS

10.1   (a)  Maximum Credit:                                     $15,000,000, provided that the Maximum
                                                                 Credit shall increase to $17,000,000 only
                                                                 for the period of October 15, 1998 through
                                                                 and including December 15, 1998.

       (b)  Gross Availability Formulas:
            Eligible Accounts Percentage:                        85%, provided that the Dilution
                                                                 Percentage does not exceed 5%.
                                                                 The Dilution Percentage is the
                                                                 sum of Borrower's or Ride
                                                                 Canada's credits, allowances,
                                                                 discounts, write-offs,
                                                                 contra-accounts and offsets and
                                                                 deductions which reduce the value
                                                                 of accounts receivable divided by
                                                                 gross invoices. The initial dilution
                                                                 percentage hereunder until
                                                                 May 31, 1999 shall be 11%.


                                                                 Thereafter Lender shall calculate
                                                                 the Dilution Percentage on a
                                                                 trailing 13 month average basis.
                                                                 If the Dilution Percentage is 5%
                                                                 or less, the Eligible Accounts
                                                                 Percentage will not be reduced.  If
                                                                 the Dilution Percentage exceeds
                                                                 5%, then the Eligible Accounts
                                                                 Percentage shall be reduced by
                                                                 1% for each percent of dilution
                                                                 (for example a 7% Dilution
                                                                 Percentage shall reduce an 85%
                                                                 Eligible Accounts Percentage to a
                                                                 78% Eligible Accounts
                                                                 Percentage).

                                    The aggregate Revolving Loans outstanding at any one time based upon the Eligible
                                    Accounts and the Eligible Inventory of Ride
                                    Canada shall not exceed one-third (1/3) of Borrower's total outstanding Revolving
                                    Loans.

                                    Eligible Inventory Percentages:
                                                Finished Goods    55%
                                                Raw Materials     N/A%

      (c)  Inventory Sublimit(s):                                 $6,500,000 from April 1st
                                                                  through September 30th of
                                                                  each year;

                                                                  $3,250,000 during October of
                                                                  each year;

                                                                  $2,500,000 during November
                                                                  of each year;

                                                                  $2,000,000 during December of
                                                                  each year; and

                                                                  Lender shall make no Revolving
                                                                  Loans based upon the Eligible
                                                                  Inventory of Borrower or Ride
                                                                  Canada from January 1st through
                                                                  and including March 31st of each
                                                                  year.

      (d)  Maximum days after Invoice
           Date for Eligible Accounts:                            90 days, provided that accounts
                                                                  with extended terms may not be
                                                                  outstanding for more than 30 days
                                                                  past due date or 180 days past
                                                                  invoice date.

     (e)  Minimum Borrowing:                                      $N/A

10.2        Term Loan:                                 Intentionally Deleted

10.3        Interest, Fees & Charges:

     (a)  Interest Rate: Prime Rate
                         plus % per annum                         1.50%; provided, however, such
                                                                  interest rate margin shall be
                                                                  permanently reduced to 0.50% if,
                                                                  based upon the financial
                                                                  statements delivered by Borrower
                                                                  to Lender hereunder, Lender
                                                                  determines that Borrower has
                                                                  positive net income on a
                                                                  consolidated basis for the trailing
                                                                  twelve-month period ending
                                                                  June 30, 1999 or for the trailing
                                                                  twelve-month period ending at the
                                                                  end of any subsequent fiscal
                                                                  quarter of Borrower.

    (b)  Clearance:                                               3 Business
                                                                  Days

   (c)   Closing Fee:                                             $75,000, provided
                                                                  that Lender
                                                                  acknowledges prior
                                                                  receipt from
                                                                  Borrower of one-
                                                                  half ($37,500) of
                                                                  such fee.

   (d)   Facility Fee:
                       First Anniversary:              0.50% of the then applicable
                                                       Maximum Credit.

                       Second Anniversary:             0.50% of the then applicable
                                                       Maximum Credit.

   (e)   Collateral Handling Fee:                                 $25,000
   (f)   Unused Line Fee:  per annum                              N/A %
   (g)   Field Examination per diem
         charge per examiner                                      Lender's prevailing
                                                                  rate (currently $650)
   (h)  Early Termination Fee:
                       First year:                                3.0% of the
                                                                  Maximum Credit.
                       Second year:                               1.0% of the
                                                                  Maximum Credit.
                       Third year
                       or during any renewal term:                1.0% of the
                                                                  Maximum Credit.

10.3A  Accommodations:

  (a)    Lender's Charge for Accommodations           1.5% per annum (over a
                                                      360 - day year) of the face
                                                      amount of any standby or
                                                      documentary letter of
                                                      credit plus any fees and
                                                      costs incurred by Lender
                                                      from the issuing bank.

        (b)   Sublimit for Accommodations:                  $8,000,000

10.4  Financial Covenants:                      Intentionally Omitted

10.5 (a) Lender's Office:                    300 South Grand Avenue
                                                3rd Floor
                                                Los Angeles, California 90071

        (b)   Lender's Bank:                    Bank of America, N.T. & S.A.

        (c)   Borrower:                         Ride Snowboard Company
                                                Ride Manufacturing, Inc.
                                                SMP Clothing, Inc.
                                                Smiley Hats, Inc.

        (d)   Borrower's Chief Executive Office:                      8160-304th Avenue, S.E.
                                                                      Preston, Washington 98050
        (e)   Locations of Eligible Inventory
              Collateral:                                             SMP Clothing, Inc.
                                                                      1670 Brandywine, Ste. A
                                                                      Chula Vista. CA 91911

                                                                      Smiley Hats, Inc.
                                                                      423 Obermyer Road
                                                                      Sparks, NV 89431

                                                                      Ride Manufacturing, Inc.
                                                                      150 Klug Circle
                                                                      Corona, CA 91720

                                                                      Ride Manufacturing
                                                                      248 Glider Circle
                                                                      Corona, CA 91720

                                                                      Ride Canada, Inc.
                                                                      185 Carlingview Drive, #1
                                                                      Etobicoke, ON Canada
                                                                      M9W 5E8

        (f)   Borrower's Other Offices and Locations
              of Collateral:                                          WMI - Kamloops,
                                                                      B.C., Canada

                                                                      Expeditors -
                                                                      Brussels, Belgium

                                                                      Expeditors - Hong Kong

        (g)   Borrower's Trade Names for Invoicing:                   Ride Sports;
                                                                      Ride Snowboards;
                                                                      SMP Clothing;
                                                                      Smiley Hats; and
                                                                      Ride Canada

        (h)   Borrower's State of Incorporation:                      Ride Snowboard Company
                                                                      Washington

                                                                      Ride Manufacturing, Inc.
                                                                      California

                                                                      SMP Clothing, Inc.
                                                                      Washington

                                                                      Smiley Hats, Inc.
                                                                      Nevada

        (i)   Judgment Amount                                        $50,000.00

10.6        Term:    3 Years

            IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement this ____ day of August, 1998.

LENDER                                      BORROWER:

THE CIT GROUP/CREDIT
FINANCE, INC.                               RIDE SNOWBOARD COMPANY

By:____________________                     By:______________________

Title:__________________                    Title:_____________________


                                            RIDE MANUFACTURING, INC.

                                            By:______________________

                                            Title:_____________________


                                            SMP CLOTHING, INC.

                                            By:______________________

                                            Title:_____________________


                                            SMILEY HATS, INC.

                                            By:______________________

                                            Title:_____________________

ACKNOWLEDGED AND AGREED:

RIDE CANADA, INC.

By:______________________

Title:_____________________

RIDE, INC.

By:______________________

Title:_____________________


PRESTON BINDING COMPANY

By:______________________

Title:_____________________


CARVE, INC.

By:______________________

Title:_____________________

                                   SCHEDULE A

                                 Permitted Liens

        The security and other interests reflected in each of the following financing statements shall constitute Permitted Liens:

     1. UCC-1 Financing Statement No. 95-345-0499 filed by Textron Financial Corporation on December 11, 1995 with the Washington State Department of Licensing;

     2. UCC-1 Financing Statement No. 98-110-0505 filed by Key Corp Leasing, a Division of Key Corporate Capital Inc. on April 20, 1998 with the Washington State Department of Licensing;

     3. UCC-1 Financing Statement No. 98-110-0506 filed by Key Corp Leasing, a Division of Key Corporate Capital Inc. on April 20, 1998 with the Washington State Department of Licensing;

     4. UCC-1 Financing Statement No. 98-110-0507 filed by Key Corp Leasing, a Division of Key Corporate Capital Inc. on April 20, 1998 with the Washington State Department of Licensing;

     5. UCC-1 Financing Statement No. 98-113-0231 filed by Key Corp Leasing, a Division of Key Corporate Capital Inc. on April 23, 1998 with the Washington State Department of Licensing;

     6. UCC-1 Financing Statement No. 98-191-0124 filed by Key Corp Leasing, a Division of Key Corporate Capital Inc. on July 10, 1998 with the Washington State Department of Licensing;

     7. UCC-1 Financing Statement No. 98-182-0122 filed by U.S. Bank N.A., on July 1, 1998 with the Washington State Department of Licensing;

     8. UCC-1 Financing Statement No. 97-258-0047 filed by U.S. Bank, on September 15, 1997 with the Washington State Department of Licensing;

    9. UCC-1 Financing Statement No. 97-192-0335 filed by U.S. Bank, on July 11, 1997 with the Washington State
           Department of Licensing;

    10. UCC-1 Financing Statement No. 94-138-0019 filed by U.S. Bank of Washington N.A., on May 18, 1994 with the
           Washington State Department of Licensing;

    11. UCC-1 Financing Statement No. 96-190-0273 filed by U.S. Bank of Washington N.A., on July 8, 1996 with the
           Washington State Department of Licensing;

    12.    UCC-1 Financing Statement No. 9716048 filed by U.S.
           Bank, on September 22, 1997 with the Nevada Secretary of
           State.